Act File No. 333-133163

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
POST-EFFECTIVE AMENDMENT NO. 1 4

NATIONWIDE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)
OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Robert W. Horner, III
Vice President – Corporate Governance and Secretary
One Nationwide Plaza
Columbus, Ohio 43215
Telephone:  (614) 249-7111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: May 1, 2012.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	[X]
If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box.	[ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
[ ]
Large accelerated filer	[ ]
Accelerated filer	[ ]
Non-accelerated filer (Do not check if a smaller reporting company)	[X]
Smaller reporting Company	[ ]

GUARANTEED TERM OPTIONS
(In a limited number of states, Guaranteed Term Options are referred to as Target Term Options)
NATIONWIDE LIFE INSURANCE COMPANY
The date of this Prospectus is May 1, 2012.

Certain state insurance laws applicable to these investment options may preclude, or be interpreted to preclude, Nationwide Life Insurance Company ("Nationwide") from providing a contractual guarantee in conjunction with the Specified Interest Rate.  In such jurisdictions, the investment options are referred to as "Target Term Options" as opposed to "Guaranteed Term Options."  Despite this distinction in terminology, Nationwide will administer all obligations described in this prospectus, regardless of the jurisdiction, in precisely the same manner.  Thus, there will be no difference between the calculation, crediting, and administration of Specified Interest Rates in "Guaranteed Term Options" issued in states permitting a contractual guarantee, and the calculation, crediting, and administration of Specified Interest Rates in "Target Term Options" issued in states not permitting a contractual guarantee.

This Prospectus must be read along with the appropriate variable contract prospectus and the prospectuses describing the underlying mutual fund investment options.  All of these prospectuses should be read carefully and maintained for future reference.

This Prospectus describes investment options referred to as Guaranteed Term Options ("GTOs"), offered by Nationwide.  The GTOs are available under certain variable annuity contracts or variable life insurance policies (collectively, "variable contracts") issued by Nationwide.  Generally, the variable contracts offered by Nationwide provide an array of underlying mutual fund investment options to which the contract owner allocates his or her purchase payments. The GTOs are separate, guaranteed interest investment options available under variable contracts.

GTOs will produce a guaranteed annual effective yield at the Specified Interest Rate so long as amounts invested are not withdrawn prior to the end of the guaranteed term.  In the event of a withdraw from the GTO for any reason prior to the expiration of the Guaranteed Term, the amount withdrawn may be subject to a market value adjustment.  Please refer to the variable contract prospectus for specific information regarding variable contract transactions that may be subject to a Market Value Adjustment.

Variable contract prospectuses contain important disclosures about the variable contract and the GTO, including information regarding variable contract charges and deductions that apply to the GTO, availability of GTO terms, and the applicability of the Market Value Adjustment.  The prospectus for the variable contract must be read along with this prospectus.

The minimum amount that may be allocated to a GTO is $1,000 per allocation.

Nationwide established the Nationwide Multiple Maturity Separate Account, pursuant to Ohio law, to aid in reserving and accounting for GTO obligations.  However, all of the general assets of Nationwide are available for the purpose of meeting the guarantees of the GTOs.  Amounts allocated to the GTOs are generally invested in fixed income investments purchased by Nationwide.  Variable contract owners allocating amounts to a GTO have no claim against any assets of Nationwide, including assets held in the Nationwide Multiple Maturity Separate Account.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

The GTOs described in this Prospectus may not be available in all state jurisdictions and, accordingly, representations made in this Prospectus do not constitute an offering in such jurisdictions.

For information on how to contact Nationwide, see "Nationwide Life Insurance Company" on page 5.

TABLE OF CONTENTS

GLOSSARY 1

INFORMATION ABOUT THE GTOs                                                                                             2
General 2
The Specified Interest Rate 3
The Investment Period 3
Guaranteed Terms 3
GTOs at Maturity 3
Withdrawals Prior to the Maturity Date 4
The Market Value Adjustment 4
MVA Interest Rates 4
The Market Value Adjustment Formula 4
Variable Contract Charges 5
GTOs at Annuitization 5

Available Information
Information about Nationwide and the product may also be reviewed and copied at the SEC's Public Reference Room in Washington, D.C., or may be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549.  Additional information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 551-8090.  The SEC also maintains a website (www.sec.gov) that contains the prospectus and other information.

i

GLOSSARY

Guaranteed Term- The period corresponding to a 1, 3, 5, 7 or 10 year GTO.  Amounts allocated to a GTO will be credited with a Specified Interest Rate over the corresponding Guaranteed Term, so long as such amounts are not withdrawn from the GTO prior to the Maturity Date.  Because every Guaranteed Term will end on the final day of a calendar quarter, the Guaranteed Term may last for up to 3 months beyond the 1, 3, 5, 7 or 10 year anniversary of the allocation to the GTO.

Guaranteed Term Option ("GTO")- An investment option offered under variable contracts that provides a Specified Interest Rate over Guaranteed Terms, so long as certain conditions are met.  In some jurisdictions the GTO is referred to as a Target Term Option ("TTO").

Market Value Adjustment- The upward or downward adjustment in value of amounts allocated to a GTO that are withdrawn from the GTO for any reason prior to the Maturity Date.

Maturity Date- The date on which a GTO matures.  The date will be the last day of the calendar quarter during or within 30 days after the first, third, fifth, seventh or tenth anniversary on which amounts are allocated to a 1, 3, 5, 7 or 10 year GTO, respectively.

Maturity Period- The period during which the value of amounts allocated under a GTO may be withdrawn without any Market Value Adjustment.  The Maturity Period will begin on the day following the Maturity Date and will end on the thirtieth day after the Maturity Date.

MVA Interest Rate- The rate of interest used in the Market Value Adjustment formula.  Depending on the variable contracts under which the GTO is offered, the interest rate will be the Constant Maturity Treasury ("CMT") rates, or interest rate swaps, for maturity durations of 1, 3, 5, 7 and 10 years, as declared regularly by the Federal Reserve Board.

Specified Interest Rate- The interest rate guaranteed to be credited to amounts allocated to a GTO so long as the allocations are not withdrawn prior to the Maturity Date.  The Specified Interest Rate will not be less than the minimum required by applicable state law.

Specified Value- The amount of a GTO allocation, plus interest accrued at the Specified Interest Rate, minus any other amounts withdrawn.  The Specified Value is subject to a Market Value Adjustment at all times other than during the Maturity Period.

INFORMATION ABOUT THE GTOs

General

GTOs are guaranteed interest rate investment options available under certain variable contracts issued by Nationwide.  There are five different Guaranteed Terms: 1 year; 3 years; 5 years; 7 years; and 10 years.  Not all Guaranteed Terms may be available in all states.

A GTO may be purchased using purchase payments made to the variable contracts, or by using funds transferred from other investment options available in the variable contracts.  The minimum allocation to a GTO is $1,000 per allocation.  Not all of the variable contracts issued by Nationwide offer GTOs.  If GTOs are available under a variable annuity contract or variable life insurance policy, the prospectus for the variable contract and this prospectus must be read together.

The guarantees associated with the GTOs are the exclusive obligation of Nationwide.  The Nationwide Multiple Maturity Separate Account, authorized and created in accordance with Ohio law, was established for the sole purpose of reserving and accounting for assets associated with the GTOs.  Its assets are owned by Nationwide.  Contract owners with GTOs have no claim against, and maintain no interest in, the assets.  Also, contract owners do not participate in the investment experience.

Amounts allocated to a GTO will be credited interest at the Specified Interest Rate for the duration of the Guaranteed Term at a rate no less than the minimum required by applicable state law.  Specified Interest Rates are declared periodically at Nationwide's sole discretion and available for new allocations typically for one month.  They may be available for longer or shorter periods depending on interest rate fluctuations in financial markets.  During this time, any transfer allocation or new purchase payment allocation to a GTO will earn the Specified Interest Rate effective for that Investment Period for the duration of the Guaranteed Term.  Guaranteed Terms may extend up to three months beyond the 1-, 3-, 5-, 7- or 10-year term since GTO terms will always end on the final day of a calendar quarter (see "The Specified Interest Rate," "The Investment Period," and "Guaranteed Terms").

The Specified Interest Rate will be credited daily to amounts allocated to a GTO to provide an annual effective yield.  The Specified Interest Rate will continue to be credited as long as allocations remain in the GTO until the Maturity Date.  Any withdrawal prior to the Maturity Date will be subject to a Market Value Adjustment.

Nationwide applies the Market Value Adjustment by using the Market Value Adjustment factor, which is derived from the Market Value Adjustment formula.  The Market Value Adjustment factor is multiplied by the part of the Specified Value being withdrawn, resulting in either an increase or decrease in the amount of the withdrawal.  The Market Value Adjustment formula reflects the relationship between three components:

(1)	the MVA Interest Rate for the period coinciding with the Guaranteed Term of the GTO at investment;

(2)	the MVA Interest Rate for the number of years remaining in a Guaranteed Term when the withdrawal from the GTO occurs; and

(3)	the number of days remaining in the Guaranteed Term of the GTO.

Generally, the Market Value Adjustment formula approximates the relationship between prevailing interest rates at the time of the GTO allocation, prevailing interest rates at the time of the withdrawal, and the amount of time remaining in a Guaranteed Term (see "The Market Value Adjustment").

Contract owners having GTOs with Maturity Dates coinciding with the end of the calendar quarter will be notified of the impending expiration of the Guaranteed Term at least 15 days, and at most 30 days, prior to the end of each calendar quarter.  Contract owners will then have the option of directing the withdrawal of any amount in the GTO during the Maturity Period, without any Market Value Adjustment.  However, any amount withdrawn from the GTO during this period may be subject to a surrender charge assessed by the variable contract.  Please refer to the prospectus for the variable contract for more information about surrender charges.

If no direction is received by the thirtieth day following the Maturity Date, amounts in the GTO will be automatically transferred (with no Market Value Adjustment) to the money market sub-account available in the variable contract.  For the period commencing with the first day after the Maturity Date and ending on the thirtieth day following the Maturity Date, the GTO will be credited with the same Specified Interest Rate in effect before the Maturity Date (see "GTOs at Maturity").

The minimum amount of any allocation to a GTO is $1,000.

Under certain rare circumstances, when volatility in financial markets compromises the ability of Nationwide to process allocations to or from the GTOs in an orderly manner, Nationwide may temporarily suspend the right to make additional allocations to the GTOs and/or to effect transfers or withdrawals from the GTOs.  Nationwide anticipates invoking this suspension only when these transactions cannot be executed by Nationwide in a manner consistent with its obligations to contract owners with existing or prospective interests in one or more GTOs.  Under no circumstances, however, will Nationwide limit a contract owner's right to make at least one allocation to a GTO, and one withdrawal from a GTO, in any calendar year.  All contract owners will be promptly notified of Nationwide's determination to invoke any suspension in the right to make allocations to or to effect withdrawals from the GTOs.

In addition, the variable contracts that offer GTOs may impose certain restrictions on the transferability of invested assets within the variable contract.  The variable product prospectus should be reviewed with regard to specific transfer limitation provisions.

The Specified Interest Rate

The Specified Interest Rate is the rate of interest guaranteed by Nationwide to be credited to amounts allocated to the GTOs for the Guaranteed Term.  Different Specified Interest Rates may be established for the five available GTO terms.  Amounts withdrawn from a GTO prior to the maturity date will be subject to a Market Value Adjustment.

Generally, Nationwide will declare new Specified Interest Rates monthly; however, depending on interest rate fluctuations, Nationwide may declare new Specified Interest Rates more or less frequently.

Nationwide observes no specific method in establishing the Specified Interest Rates.  However, Nationwide will attempt to declare Specified Interest Rates that are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Guaranteed Terms of the GTOs.  In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends.  Nationwide has no way of precisely predicting what Specified Interest Rates may be declared in the future, however, the Specified Interest Rate will not be less than the minimum rate required by applicable state law.

The Investment Period

The Investment Period is the period of time during which a particular Specified Interest Rate is in effect for new allocations to the available GTOs.  All allocations made to a GTO during an Investment Period are credited with the Specified Interest Rate in effect at the time of allocation.  An Investment Period ends when a new Specified Interest Rate relative to the applicable GTO is declared.  Subsequent declarations of new Specified Interest Rates have no effect on allocations made to GTOs during prior Investment Periods.  Prior allocations to the GTO will be credited with the Specified Interest Rate in effect when the allocation was made.

Interest at the Specified Interest Rate is credited to allocations made to GTOs on a daily basis, resulting in an annual effective yield guaranteed by Nationwide, unless amounts are withdrawn from the GTO for any reason prior to the Maturity Date.  Interest at the Specified Interest Rate will be credited for the entire Guaranteed Term.  If amounts are withdrawn from the GTO for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to that amount.

Information concerning the Specified Interest Rates in effect for the various GTOs can be obtained by calling the following toll free phone number:  1-800-848-6331.

Guaranteed Terms

The Guaranteed Term is the period of time corresponding to the selected GTO for which the Specified Interest Rate is guaranteed to be in effect.  A Guaranteed Term always expires on a Maturity Date which will be the last day of a calendar quarter.  Consequently, a Guaranteed Term may last up to 3 months longer than the anniversary date of the allocation to the GTO.

For example, if an allocation is made to a 10 year GTO on August 1, 1999, the Specified Interest Rate for that GTO will be credited until September 30, 2009; the Guaranteed Term will begin on August 1, 1999, and end on September 30, 2009.

Guaranteed Terms will be exactly 1, 3, 5, 7 or 10 years only when an allocation to a GTO occurs on the last day of a calendar quarter.

GTOs at Maturity

Nationwide will send notice to contract owners of impending Maturity Dates (always the last day of a calendar quarter) at least 15 days and at most 30 days prior to the end of a Guaranteed Term.  The notice will include the projected value of the GTO on the Maturity Date, and will also specify options that contract owners have with respect to the maturing GTO.

Once the GTO matures, contract owners may:

(1)
surrender the GTO, in part or in whole, without a Market Value Adjustment during the Maturity Period; however, any surrender charges that may be applicable under the variable contract will be assessed;

(2)
transfer (all or part) of the GTO, without a Market Value Adjustment, to any other investment option under the variable contract, including any of the underlying mutual fund sub-accounts, or another GTO of the same or different duration during the Maturity Period.  A confirmation of any such transfer will be sent immediately after the transfer is processed; or

(3)
elect not to transfer or surrender all or a portion of the GTO, in which case the GTO will be automatically transferred to the available money market sub-account of the contract at the end of the Maturity Period.  A confirmation will be sent immediately after the automatic transfer is executed.

If no direction is received by Nationwide prior to the Maturity Date, all amounts in that GTO will be transferred to the available money market sub-account of the variable contract.

The GTO will continue to be credited with the Specified Interest Rate in effect before the Maturity Date during the Maturity Period, and prior to any of the transactions set forth in (1), (2), or (3) above.

Withdrawals Prior to the Maturity Date

Anytime value is removed from the GTO it will be referred to in this prospectus as a withdrawal.  However, under the variable contract, withdrawals of value from the GTO may be considered a transfer among investment options of the variable contract or a surrender.  Depending upon the transaction and the terms of the variable contract, additional conditions or charges may apply to withdrawals from the GTO.  Please refer to the variable contract prospectus for information regarding transferring assets among investment options or taking surrenders from the variable contract.

Withdrawals from the GTOs prior to the Maturity Date will be subject to a Market Value Adjustment.

The Market Value Adjustment

The Market Value Adjustment is determined by multiplying a Market Value Adjustment factor (arrived at by using the Market Value Adjustment formula) by the Specified Value, or the portion of the Specified Value being withdrawn.  The Specified Value is the amount allocated to the GTO, plus interest accrued at the Specified Interest Rate, minus prior withdrawals.  The Market Value Adjustment may either increase or decrease the amount of the withdrawal.

The Market Value Adjustment is intended to approximate, without duplicating, Nationwide's experience when it liquidates assets in order to satisfy contractual obligations.  Such obligations arise when contract owners make withdrawals, or when the operation of the variable contract requires a distribution.  Nationwide does not make the adjustment on distributions to pay death benefits in certain jurisdictions.  When liquidating assets, Nationwide may realize either a gain or a loss.

MVA Interest Rates

The Market Value Adjustment formula used to determine the Market Value Adjustment factor is based on either the Constant Maturity Treasury (CMT) rates or interest rate swaps, depending on the variable contracts under which the GTO is offered.  CMT rates and interest rate swaps are declared by the Federal Reserve Board on a regular basis.  Nationwide either uses CMT rates or interest rate swaps in its Market Value Adjustment formula because they represent a readily available and consistently reliable interest rate benchmark in financial markets, which can be relied upon to reflect the relationship between Specified Interest Rates declared by Nationwide and the prospective interest rate fluctuations.

CMT rates and interest rate swaps for 1, 3, 5, 7 and 10 years are published by the Federal Reserve Board on a regular basis.  To the extent that the Market Value Adjustment formula shown below requires a rate associated with a maturity not published (such as a 4, 6, 8 or 9 year maturity), Nationwide will calculate such rates based on the relationship of the published rates.  For example, if the published 3 year rate is 6% and the published 5 year rate is 6.50%, the 4 year rate will be calculated as 6.25%.

The Market Value Adjustment Formula

The Market Value Adjustment formula is used when a withdrawal is made from a GTO during the Guaranteed Term.  The Market Value Adjustment is a calculation expressing the relationship between three factors:

(1)	the MVA Interest Rate for the period of time coinciding with the Guaranteed Term of the GTO;

(2)	the MVA Interest Rate for a period coinciding with the time remaining in the Guaranteed Term of a GTO when a withdrawal giving rise to a Market Value Adjustment occurs; and

(3)	the number of days remaining in the Guaranteed Term of the GTO.

The formula for determining the Market Value Adjustment factor is:

1 + a	t
1 + b + .0025

Where:

a = the MVA Interest Rate for a period equal to the Guaranteed Term at the time of deposit in the GTO;

b = the MVA Interest Rate at the time of withdrawal for a period of time equal to the time remaining in the Guaranteed Term.  In determining the number of years to maturity, any partial year will be counted as a full year, unless it would cause the number of years to exceed the Guaranteed Term; and

t = the number of days until the Maturity Date, divided by 365.25.

In certain jurisdictions the denominator is 1+b without the addition of .0025.

In the case of "a" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract. For variable contracts using CMT rates, "a" will be the CMT rate declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.  For variable contracts using interest rate swaps, "a" is the interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made.

In the case of "b" above, the MVA Interest Rate used will either be the CMT rate or interest rate swap, depending on the variable contract.  For variable contracts using CMT rates, "b" will be the CMT rate declared on Fridays by the Federal Reserve Board, and placed in effect by Nationwide for withdrawals giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.  For variable contracts using interest rate swaps, "b" is the interest rate swap published by the Federal Reserve Board two days before the date of withdrawal giving rise to a Market Value Adjustment.

The Market Value Adjustment factor will be equal to 1 during the Investment Period.

The Market Value Adjustment formula shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated.  This is represented by the addition of .0025 in the Market Value Adjustment formula.

The result of the Market Value Adjustment formula shown above is the Market Value Adjustment factor. The Market Value Adjustment factor is multiplied by the Specified Value, or that portion of the Specified Value being distributed from a GTO, in order to effect a Market Value Adjustment. The Market Value Adjustment factor will either be greater than, less than, or equal to 1 and will be multiplied by the Specified Value (or a portion of the Specified Value) being withdrawn from the GTO for any reason.  If the Market Value Adjustment factor is greater than 1, a gain will be realized by the contract owner.  If the Market Value Adjustment factor is less than 1, a loss will be realized.  If the Market Value Adjustment factor is exactly 1, no gain or loss will be realized.

If the Federal Reserve Board halts publication of CMT rates or interest rate swaps, or if, for any other reason, they are not available, Nationwide will use appropriate rates based on U.S. Treasury Bond yields.

Examples of how to calculate Market Value Adjustments based on CMT rates are provided in the Appendix.

Variable Contract Charges

The variable contracts under which GTOs are made available have various fees and charges, some of which may be assessed against allocations made to GTOs.  Contract charges assessed against allocations made to the GTOs will reduce the credited guaranteed interest rate by the amount of the applicable charge.  The variable contract prospectuses fully describe these fees and charges and any impact such charges may have on the credited guaranteed interest rate of the GTOs.

The variable contracts that offer the GTOs may also have surrender charges.  If a variable contract owner takes a withdrawal from the GTO (prior to the Maturity Date) that is also considered a surrender from the variable contract, the amount will be subject to a Market Value Adjustment in addition to any surrender charge assessed pursuant to the terms of the variable contract.  Please refer to the variable contract prospectus for more information about variable contract transactions that may incur surrender charges and/or a Market Value Adjustment.

GTOs at Annuitization

GTOs are not available as investment options for variable annuity contracts that are annuitized.  If a variable annuity contract is annuitized prior to the Maturity Date of the GTO, a Market Value Adjustment will apply to amounts transferred from the GTO to other investment options under the variable annuity contract (unless such an adjustment is not permitted in your jurisdiction).

NATIONWIDE LIFE INSURANCE COMPANY

Nationwide is a stock life insurance company organized under Ohio law in March, 1929, with its home office at One Nationwide Plaza, Columbus, Ohio 43215.  Nationwide is a provider of life insurance, annuities and retirement products.  It is admitted to do business in all states, the District of Columbia and Puerto Rico.

Nationwide is relying on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 ("1934 Act").  In reliance on that exemption, Nationwide does not file periodic reports that would be otherwise required under the 1934 Act.

You can request additional information about Nationwide by contacting us:

In writing:                                    P.O. Box 182021
             Columbus, Ohio 43218-2021

By telephone:                            1-800-848-6331, TDD 1-800-238-3035

By the internet:                           http://www.nationwide.com/nw/investor-relations/index.htm

INVESTMENTS

Nationwide intends to invest amounts allocated to GTOs in high quality, fixed interest investments (investment grade bonds, mortgages, and collateralized mortgage obligations) in the same manner as Nationwide invests its general account assets.  Nationwide takes into account the various maturity durations of the GTOs (1, 3, 5, 7 and 10 years) and anticipated cash-flow requirements when making investments.  Nationwide is not obligated to invest GTO allocations in accordance with any particular investment objective, but will generally adhere to Nationwide's overall investment philosophy.  The Specified Interest Rates declared by Nationwide for the various GTOs will not necessarily correspond to the performance of the non-unitized separate account.

CONTRACTS AND THE DISTRIBUTION (MARKETING) OF THE GTOs

The GTOs are available only as investment options under certain variable contracts issued by Nationwide.  The appropriate variable contract prospectus and, if applicable, the Statement of Additional Information should be consulted for information regarding the distribution of the variable contracts.

LEGAL OPINION

Legal matters in connection with federal laws and regulations affecting the issue and sale of the GTOs described in this Prospectus and the organization of Nationwide, its authority to issue GTOs under Ohio law, and the validity of the endorsement to the variable annuity contracts under Ohio law have been passed on by Nationwide's Office of General Counsel.

EXPERTS

To be filed by subsequent Post-Effective Amendment to the Registration Statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of Nationwide pursuant to the foregoing provisions, or otherwise, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

APPENDIX A

Example A

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option.  The Specified Interest Rate at the time is 8.5% and the 5-year CMT rate in effect is 8%.  The variable annuity contract owner decides to surrender the GTO 985 days from maturity.  The Specified Value of the GTO is $12,067.96.  At this time, the 3-year CMT rate is 7%.  (985/365.25 is 2.69, which rounds up to 3, so the 3-year CMT Rate is used.)

		d
	1 + a	365.25
Market Value Adjustment factor=	1 + b + 0.0025

		985
	1 + 0.08	365.25
Market Value Adjustment factor=	1 + 0.07 + 0.0025

Market Value Adjustment factor=	1.01897

Surrender Value=	Specified Valuex	Market Value Adjustment factor

Surrender Value=	$12,067.96 x	1.01897

*Surrender Value=	$12,296.89

*Assumes no variable annuity contract contingent deferred sales charges are applicable.  In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $12,374.52.

Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a =	The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.

b =
The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.

d =	The number of days remaining in the Guaranteed Term.

Example B

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option.  The Specified Interest Rate at the time is 8.5% and the 5-year CMT rate in effect is 8%.  The variable annuity contract owner decides to surrender his money 985 days from maturity.  The Specified Value of the GTO is $12,067.96.  At this time, the 3-year CMT rate is 9%.  (985/365.25 is 2.69, which rounds up to 3, so the 3-year CMT Rate is used.)

		d
	1 + a	365.25
Market Value Adjustment factor=	1 + b + 0.0025

		985
	1 + 0.08	365.25
Market Value Adjustment factor=	1 + 0.09 + 0.0025

Market Value Adjustment factor=	0.96944

Surrender Value=	Specified Valuex	Market Value Adjustment factor

Surrender Value=	$12,067.96 x	0.96944

*Surrender Value=	$11,699.17

*Assumes no variable annuity contract contingent deferred sales charges are applicable.  In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $11,771.69.

Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a =	The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for allocations made to the GTO on the following Wednesday through Tuesday.

b =
The CMT rate declared by the Federal Reserve Board on Friday, and placed in effect by Nationwide for withdrawals, transfers or other distributions giving rise to a Market Value Adjustment on the following Wednesday through Tuesday.

d =           The number of days remaining in the Guaranteed Term.

Example C

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option.  The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%.  The variable annuity contract owner decides to surrender the GTO 985 days from maturity.  The Specified Value of the GTO is $12,067.96.  At this time, the 3-year interest rate swap is 7%.  (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)

		d
	1 + a	365.25
Market Value Adjustment factor=	1 + b + 0.0025

		985
	1 + 0.08	365.25
Market Value Adjustment factor=	1 + 0.07 + 0.0025

Market Value Adjustment factor=	1.01897

Surrender Value=	Specified Valuex	Market Value Adjustment factor

Surrender Value=	$12,067.96 x	1.01897

*Surrender Value=	$12,296.89

*Assumes no variable annuity contract contingent deferred sales charges are applicable.  In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $12,374.52.

Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a =
The interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made.  If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

b =
The interest rate swap published by the Federal Reserve Board two days before the date of withdrawal, transfer or other distribution giving rise to a Market Value Adjustment.  If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

d =	The number of days remaining in the Guaranteed Term.

Example D

Assume that a variable annuity contract owner made a $10,000 allocation on the last day of a calendar quarter into a 5-year Guaranteed Term Option.  The Specified Interest Rate at the time is 8.5% and the 5-year interest rate swap in effect is 8%.  The variable annuity contract owner decides to surrender the GTO 985 days from maturity.  The Specified Value of the GTO is $12,067.96.  At this time, the 3-year interest rate swap is 9%.  (985/365.25 is 2.69, which rounds up to 3, so the 3-year interest rate swap is used.)
		d
	1 + a	365.25
Market Value Adjustment factor=	1 + b + 0.0025

		985
	1 + 0.08	365.25
Market Value Adjustment factor=	1 + 0.09 + 0.0025

Market Value Adjustment factor=	0.96944

Surrender Value=	Specified Valuex	Market Value Adjustment factor

Surrender Value=	$12,067.96 x	0.96944

*Surrender Value=	$11,699.17

*Assumes no variable annuity contract contingent deferred sales charges are applicable. In jurisdictions where the .0025 is not permitted in the denominator, the Surrender Value is $11,771.69.

Specified Value (for purposes of this Example) = the amount of the GTO allocation ($10,000), plus interest accrued at the Specified Interest Rate (8.5%).

a =
The interest rate swap published by the Federal Reserve Board two days before the date the allocation to the GTO was made.  If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

b =
The interest rate swap published by the Federal Reserve Board two days before the date of the withdrawal, transfer or other distribution giving rise to a Market Value Adjustment.  If no interest rate swap is available for this date, then the most recent available rate prior to that date will be used.

d =	The number of days remaining in the Guaranteed Term.

The table set forth below illustrates the impact of a Market Value Adjustment applied upon a full surrender of a 10-year GTO allocation, at various stages of the corresponding Guaranteed Term.  These figures assume a $10,000 allocation to the 10-year GTO on the last day of a calendar quarter.  These figures assume a Specified Interest Rate of 8.5% on the date the allocation to the GTO was made.  These figures are based on a 10-year CMT rate of 8% in effect on the date the allocation to the GTO was made (a in the Market Value Adjustment Formula) and varying current yield CMT rates shown in the first column (b in the Market Value Adjustment Formula).

Current Yield	Time Remaining to the End of the Guaranteed Term	Specified Value	Market Value Adjustment	Market Value
12.00%	9 Years	$10,850	-29.35%	$7,665
	7 Years	$12,776	-23.68%	$9,751
	5 Years	$15,040	-17.56%	$12,399
	2 Years	$19,215	-7.43%	$17,786
	180 Days	$21,733	-1.88%	$21,323
10.00%	9 Years	$10,850	-16.94%	$9,012
	7 Years	$12,776	-13.44%	$11,059
	5 Years	$15,040	-9.80%	$13,566
	2 Years	$19,215	-4.04%	$18,438
	180 Days	$21,733	-1.01%	$21,513
9.00%	9 Years	$10,850	-9.84%	$9,782
	7 Years	$12,776	-7.74%	$11,787
	5 Years	$15,040	-5.59%	$14,199
	2 Years	$19,215	-2.28%	$18,777
	180 Days	$21,733	-0.57%	$21,610
8.00%	9 Years	$10,850	-2.06%	$10,627
	7 Years	$12,776	-1.61%	$12,571
	5 Years	$15,040	-1.15%	$14,867
	2 Years	$19,215	-0.46%	$19,126
	180 Days	$21,733	-0.11%	$21,708
7.00%	9 Years	$10,850	6.47%	$11,552
	7 Years	$12,776	5.00%	$13,414
	5 Years	$15,040	3.55%	$15,573
	2 Years	$19,215	1.40%	$19,484
	180 Days	$21,733	0.34%	$21,808
6.00%	9 Years	$10,850	15.84%	$12,569
	7 Years	$12,776	12.11%	$14,324
	5 Years	$15,040	8.51%	$16,321
	2 Years	$19,215	3.32%	$19,853
	180 Days	$21,733	0.81%	$21,909
4.00%	9 Years	$10,850	37.45%	$14,914
	7 Years	$12,776	28.07%	$16,362
	5 Years	$15,040	19.33%	$17,948
	2 Years	$19,215	7.32%	$20,623
	180 Days	$21,733	1.76%	$22,115

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13.                 Other Expenses of Issuance and Distribution

Not Applicable

Item 14.                 Indemnification of Directors and Officers

Ohio's General Corporation Law expressly authorizes and Nationwide's Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide, was or is a party, or is threatened to be made a party to:

o	any threatened, pending or completed civil action, suit or proceeding;

o	any threatened, pending or completed criminal action, suit or proceeding;

o	any threatened, pending or completed administrative action or proceeding;

o	any threatened, pending or completed investigative action or proceeding.

The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by Ohio's General Corporation Law.  Nationwide has been informed that in the opinion of the Securities and Exchange Commission, the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and its directors, officers and/or controlling persons will be governed by the final adjudication of such issue.  Nationwide will not be required to seek the court's determination if, in the opinion of Nationwide's counsel, the matter has been settled by controlling precedent.

However, the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is permitted.

Item 15.                 Recent Sales of Unregistered Securities.

Not Applicable

Item 16.                 Exhibits and Financial Statement Schedules

(a)                 Exhibit              Description
1	Not applicable
2
Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life Insurance Company effective December 31, 2009 – filed previously on January 4, 2010, with N-4 Registration No. 333-164125.

3(i)
Amended Articles of Incorporation Nationwide Life Insurance Company - filed previously on October 2, 2008, with Pre-Effective Amendment 3 to Form S-1 for Nationwide Life Insurance Company, Registration No. 333-149613.

3(ii)	Nationwide Life Insurance Company Amended and Restated Code of Regulations - filed previously on January 4, 2010, with Form N-4, Registration No. 333-164125.
4	Annuity Endorsement to Contracts - filed previously on May 2, 1995, as Exhibit 4 to Form S-1 for Nationwide Life Insurance Company, Registration No. 033-58997.
5	Opinion Regarding Legality - To be filed by subsequent Post-Effective Amendment to the Registration Statement.
6	Not applicable
7	Not applicable
8	None
9	Not applicable
10	None
11	Not applicable
12	Not applicable
13	Not applicable
14	Not applicable
15	Not applicable
16	Not applicable
17	Not applicable
18	Not applicable
19	Not applicable
20	Not applicable
21	Subsidiaries of the Registrant - To be filed by subsequent Post-Effective Amendment to the Registration Statement.
22	Not applicable
23(i)	Consent of Independent Registered Public Accounting Firm - To be filed by subsequent Post-Effective Amendment to the Registration Statement.
23(ii)	Consent of Counsel - see Exhibit 5.
24	Power of Attorney - attached hereto.
25	Not applicable
26	Not applicable
27	Not applicable

(b)           Financial Statement Schedules

To be filed by subsequent Post-Effective Amendment to the Registration Statement.

Item 17.      Undertakings

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment No. 14 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 2 nd day of March , 2012 .

NATIONWIDE LIFE INSURANCE COMPANY
                 (Registrant)

By: /s/ TIMOTHY D. CRAWFORD
                                                                                                                     Timothy D. Crawford

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the 2 nd day of March, 2012..

KIRT A. WALKER
Kirt A. Walker, President, Chief Operating Officer and Director
MARK R. THRESHER
Mark R. Thresher, Executive Vice President and Director
TIMOTHY G. FROMMEYER
Timothy G. Frommeyer, Senior Vice President-Chief Financial Officer and Director
PETER A. GOLATO
Peter A. Golato, Senior Vice President- Nationwide Financial Network and Director
STEPHEN S. RASMUSSEN
Stephen S. Rasmussen, Director
By /s/ TIMOTHY D. CRAWFORD
Timothy D. Crawford
Attorney-in-Fact